UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 6, 2017

LendingClub Corporation (Exact name of registrant as specified in its charter)

Commission File Number: 001-36771

Delaware	51-0605731
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

71 Stevenson St., Suite 300, San Francisco, CA 94105
(Address of principal executive offices and zip code)
(415) 632-5600 (Registrant's telephone number, including area code)
N/A (Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 6, 2017, LendingClub Corporation (the “Company”) reconvened its annual meeting of stockholders (the “Annual Meeting”). Present at the Annual Meeting in person or by proxy were holders of 313,460,225 shares of common stock, representing 77.7% of the shares of common stock outstanding and entitled to vote as of April 10, 2017, the record date for the Annual Meeting, and constituting a quorum for the transaction of business.

The stockholders of the Company voted as follows on the proposals voted on at the Annual Meeting:

1.
Stockholders elected Scott Sanborn, Lawrence Summers and Simon Williams as Class III directors each to serve until the 2020 Annual Meeting or until his successor has been elected and qualified or his earlier death, resignation or removal.

2.	Stockholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers.

3.	Stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

For more information about the foregoing proposals, see the Company’s definitive proxy statement dated April 24, 2017. The final results for each of the proposals submitted to a vote at the Company’s Annual Meeting are as follows:

1.Election of Director

Nominees – Class II Directors	For	Withheld	Broker Non-Votes
Scott Sanborn	231,733,112	2,464,510	79,262,603
Lawrence Summers	189,603,973	44,593,649	79,262,603
Simon Williams	192,466,148	41,731,474	79,262,603

2.	Advisory Vote on the Compensation of the Company’s Named Executive Officers

For	Against	Abstain	Broker Non-Votes
182,568,714	50,578,903	1,050,005	79,262,603

3.Ratification of Appointment of Independent Registered Public Accounting Firm

For	Against	Abstain
299,927,533	13,110,021	422,671

There were no broker non-votes on this proposal.

SIGNATURE(S)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LendingClub Corporation
Date: June 9, 2017	By:	/s/ Russell S. Elmer
Russell S. Elmer
General Counsel and Secretary
(duly authorized officer)